Exhibit 10.3

[Letter head of Leading Advice]

LETTER AGREEMENT

Date: March 20, 2014

To:           Xunlei Limited

7/F, Building 11, Shenzhen Software Park II

Shenzhen High-Tech Park, Shenzhen 518057

People’s Republic of China

Re:  2013 Share Incentive Plan

Dear Sirs,

Reference is made to the 2013 Share Incentive Plan dated November 18th, 2013 (the “Plan”) of Xunlei Limited, an exempted company incorporated under the laws of of the Cayman Islands (the “Company”). Capitalized terms used but not otherwise defined herein shall take the meanings ascribed to such terms in the Plan.

We, being the Administrator and registered holder of the Shares underlying any Awards granted pursuant to the Plan, which we hold for and on behalf of the recipients of Awards (“Grantees”), hereby acknowledge and confirm the following:

(a)                                  all dividends received by us arising from the Shares representing the vested portion of any Awards will be immediately transferred to the holder of such Award;

(b)                                  we are not entitled to and will not receive any dividends from the Shares underlying the unvested portions of any Awards and the Shares which have not been granted as Awards;

(c)                                   we are entitled to exercise voting rights on behalf of the Grantees only for the vested portion of any Awards, and will abstain from exercise voting rights for the unvested portion of any Awards and for any Shares held by us that have not been granted as Awards;

(d)                                  upon a liquidation or dissolution of the undersigned, the Shares representing the vested portions of any Awards will be immediately transferred to the holders of such Awards;

(e)                                  upon a liquidation or dissolution of the undersigned, the Shares underlying the unvested portion of any Awards will be transferred to an entity designated by the Company or transferred to the Company for no consideration as treasury shares;

(f)                                   upon a liquidation or dissolution of the undersigned, the Shares which have not been granted as Awards will be transferred to an entity designated by the Company or transferred to the Company for no consideration as treasury shares;

(g)                                  in the event of any disputes or disagreements between the Company and us with respect to sections (a) through (e) above or with respect to the interpretation or management of Awards of the Plan, the Company’s decision shall be final and binding; and

(h)                                 upon the expiration or termination of the Plan, any common shares not granted as Awards shall be transferred back to the Company.

For the avoidance of doubt, this confirmation shall not amend or modify any of the provisions of the Incentive Plan, which shall remain in full force and effect. The terms of this letter agreement shall be construed in accordance with and governed by the laws of the Cayman Islands.

Yours faithfully,

For and on behalf of

LEADING ADVICE HOLDINGS LIMITED

By:	/s/ Shenglong Zou

Name:
Title:

Acknowledged and agreed by:

XUNLEI LIMITED

By:	/s/ Shenglong Zou

Name:
Title: